UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER 367 SOUTH GULPH ROAD KING OF PRUSSIA, PENNSYLVANIA 19406
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August, 31, 2007, Universal Health Services, Inc. (the “Company”) and certain of its subsidiaries entered into an accounts receivable securitization (the “Receivables Facility”) with a group of conduit lenders and liquidity banks, and with Wachovia Bank, National Association as administrative agent. Pursuant to Receivables Sale Agreements dated August 31, 2007 (the “RSAs”), between 17 of the Company’s hospital subsidiaries (the “Originators”) and 17 special purpose entities that are wholly-owned by the respective Originators (the “LLCs”), the Originators will sell or contribute existing and future private accounts receivable and participation interests in government accounts (collectively, the “Receivables”) and certain other assets to the LLCs in exchange for cash, subordinated notes and/or equity. The Originators and the LLCs intend the transactions contemplated by the RSAs to be true sales or absolute contributions to the LLCs by the respective Originators. Pursuant to the Credit and Security Agreement, dated August 31, 2007 (the “CSA”), the LLCs will in turn grant undivided security interests in their respective accounts receivable in exchange for borrowings of up to $200 million outstanding from time to time. Borrowings will be funded by either (i) the issuance of asset backed commercial paper by the conduit lenders or (ii) drawing under the committed liquidity facility provided by the liquidity banks. Unless earlier terminated or subsequently extended pursuant to the terms of the CSA, the Receivables Facility will expire on August 31, 2010.

The CSA is among the Company, the LLCs, UHS Receivables Corp., UHS of Delaware, Variable Funding Capital Company LLC (“VFCC”), Wachovia Bank, National Association (“Wachovia”), in its capacity as liquidity provider to VFCC, Three Pillars Funding LLC (“TPF”), SunTrust Bank (“SunTrust”), in its capacity as liquidity provider to TPF and the liquidity banks from time to time party thereto. UHS Receivables Corp. and UHS of Delaware, Inc., each subsidiaries of the Company, serve as the collection agent (the “Collection Agent”) and the initial servicer (the “Servicer”), respectively.

Pursuant to the Performance Undertakings dated August 31, 2007, by the Company in favor of each of the LLCs, the Company will guarantee the performance by the Originators of their obligations under the RSAs and the performance by the Collection Agent and the Servicer. The Company does not guarantee the collection of any of the Receivables, and the Company is not responsible for any guaranteed obligations to the extent the failure to perform such guaranteed obligations by any of the Originators, the Collection Agent or the Servicer results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor

SunTrust and Wachovia currently act as co-documentation agents under our $800 million unsecured non-amortizing revolving credit facility, dated as of March 4, 2005 and amended as of July 28, 2006 and April 13, 2007. Affiliates of SunTrust and Wachovia acted as senior co-managers in the public offering of the Company’s 7.125% Notes due 2016 that was completed on June 30, 2006.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit and Security Agreement dated August 31, 2007

10.2	Form of Receivables Sale Agreement dated August 31, 2007.

10.3	Form of Performance Undertaking dated August 31, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Alan B. Miller
Name:	Alan B. Miller
Title:	Chairman of the Board, President and Chief Executive Officer

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Senior Vice President and Chief Financial Officer

Date: September 6, 2007

Exhibit Index

Exhibit No.	Exhibit
10.1	Credit and Security Agreement dated August 31, 2007.

10.2	Form of Receivables Sale Agreement dated August 31, 2007.

10.3	Form of Performance Undertaking dated August 31, 2007.